CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                HFS INCORPORATED

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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

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     HFS  Incorporated,   a  Delaware   corporation   (hereinafter   called  the
"Corporation"), does hereby certify as follows:

     FIRST: Paragraph A of Article FOURTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

"FOURTH: A. The authorized capital stock of the Corporation shall consist of Six Hundred Ten Million (610,000,000) shares, consisting of Six Hundred Million (600,000,000) shares of Common Stock, each having a par value of $.01 (the
"Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, each having a par value of $1.00 (the "Preferred Stock")."

     SECOND:  The  foregoing  amendments  were duly adopted in  accordance  with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, HFS Incorporated has caused this Certificate to be duly executed in its corporate name this 30th day of April, 1997.


                                HFS INCORPORATED



                                By:               /s/ James E. Buckman
                                Name      James E. Buckman
                                Title:    Senior Executive Vice President
                                          and General Counsel



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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                HFS INCORPORATED

  ----------------------------------------------------------------------------


                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

  ----------------------------------------------------------------------------



     HFS  Incorporated,   a  Delaware   corporation   (hereinafter   called  the
"Corporation"), does hereby certify as follows:

     FIRST:   Paragraph  A  of  Article  FIFTH  of  the  Corporation's  Restated
Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

"FIFTH: A. Except as may be otherwise provided pursuant to Article FOURTH with respect to any rights of holders of Preferred Stock to elect directors, the number of directors of the Corporation shall be not less than one (1) nor more than twenty (20), with the then authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors of the Corporation."

     SECOND:  The  foregoing  amendments  were duly adopted in  accordance  with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, HFS Incorporated has caused this Certificate to be duly executed in its corporate name this 30th day of April, 1997.


                                HFS INCORPORATED



                                By:       /s/      James E. Buckman
                                Name      James E. Buckman
                                Title:    Senior Executive Vice President
                                          and General Counsel